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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Pride International, Inc. on Form S-8 (Registration Nos. 333-06823, 333-06825, 333-27661, 333-35089, 333-35093, 333-87259 and 333-87263) and on
Form S-3 (Registration Nos. 333-40302, 333-40014, 333-44925 and 333-56678) of
our report dated March 26, 2001 on our audits of the consolidated financial statements of Pride International, Inc. as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, which report is included in this Annual Report on Form 10-K.

                                     PricewaterhouseCoopers LLP

Houston, Texas
March 30, 2001